Exhibit 99.1

IFF Reports Strong First Quarter 2015 Results

Currency Neutral Sales Grew 6%; Currency Neutral Adjusted EPS Increased 13%

NEW YORK--(BUSINESS WIRE)--May 12, 2015--International Flavors & Fragrances Inc. (NYSE:IFF), a leading global creator of flavors and fragrances for consumer products, today reported financial results for the first quarter ended March 31, 2015.

First Quarter 2015 Results

  Currency neutral sales increased 6% reflecting broad-based growth in both businesses and across all regions. Sales to the emerging markets, which now represent 51% of total company sales, grew 9% on a currency neutral basis.
  Currency neutral adjusted operating profit increased 10% versus the prior year quarter driven by strong sales growth, and manufacturing and RSA cost leverage. The net impact on adjusted earnings per share (EPS) was positive, increasing 13% on a currency neutral basis to $1.45 per share in the quarter.
  Reported sales increased $4.7 million, or 1%, to $774.9 million from $770.2 million in the prior year quarter. On a reported basis, operating profit rose $5.7 million, or 4%, to $161.8 million from $156.1 million in the prior year quarter and reported diluted EPS rose 21% to $1.57 from $1.30.

Schedules at the end of this release contain reconciliations of reported GAAP to non-GAAP financial metrics.

Beginning this quarter, we refer to “currency neutral,” instead of “local currency.” The change is solely a change in terminology and the underlying calculation of the measure remains the same.

Management Commentary

“We are pleased with our performance in the first quarter.” said IFF Chairman and CEO Andreas Fibig. “Financially, we delivered mid-single-digit sales growth, and double-digit increases in both adjusted operating profit and adjusted EPS, all on a currency neutral basis. At the same time, we continued to invest in the business to support our goal of Winning Where We Compete by bolstering our Flavors business with the acquisition of Ottens, the opening of a new sales and creative facility near Chicago, and the expansion of our creative center in South Africa.”

First Quarter 2015 Segment Results

Fragrances Business Unit

  Currency neutral sales growth was 5% as nearly all regions delivered mid to high single-digit growth.
  Fine Fragrances currency neutral sales declined by 2%, against very strong 10% growth reported in the year-ago period. A double-digit increase in Greater Asia was more than offset by softness in North America and EAME, both of which compared to double-digit growth in the prior-year period.
  Consumer Fragrances delivered strong currency neutral sales growth of 9% led by double-digit growth in Fabric Care and Home Care, as well as mid-single digit growth in Hair Care.
  Fragrance Ingredients currency neutral sales declined 2% compared to high double-digit gains in the prior year quarter.
  Reported sales decreased 1% to $397.8 million in the first quarter of 2015 compared with $403.7 million in the prior year quarter.
  Fragrances segment profit decreased 6%, or $5.6 million, to $81.6 million in the first quarter of 2015. Segment profit margin decreased to 20.5%, down 110 basis points from 21.6% in the prior year quarter as unfavorable net impact of price to input costs and a negative impact from currency more than offset continued cost control discipline and productivity programs.

Flavors Business Unit

  Currency neutral sales grew 9% in the first quarter, against a 5% year-ago comparison, with growth across all regions led by double-digit growth in Latin America and North America and high single-digit growth in EAME.
  On a category basis, Beverages grew high double-digits with growth across all regions driven by new win performance and strong innovative solutions for better-for-you products. Growth was also achieved in all other categories including Dairy, Sweet and Savory.
  Reported sales increased 3%, or $10.6 million, to $377.1 million from $366.5 million in the prior year quarter.
  Flavors segment profit increased 5%, or $4.7 million, to $92.7 million in the first quarter of 2015. Segment profit margin improved 60 basis points to 24.6% from 24.0% in the prior year quarter, reflecting topline growth, mix benefits, productivity initiatives and disciplined cost control that more than offset the negative impact of currency.

Management Commentary

Mr. Fibig continued, “Looking to the balance of year, we continue to believe we can deliver attractive returns to our shareholders. On a currency neutral basis, we expect all of our key financial metrics to be in line with our long-term targets in 2015. Yet, if global currencies remain where they are today throughout the rest of the year, we expect adjusted operating profit and adjusted EPS to grow low to mid-single-digits.”

Audio Webcast

A live webcast to discuss the Company's first quarter 2015 financial results will be held today, May 12, 2015, at 10:00 a.m. EST. Investors may access the webcast and accompanying slide presentation on the Company's website at www.iff.com under the Investor Relations section. For those unable to listen to the live broadcast, a recorded version of the webcast will be made available on the Company's website approximately one hour after the event and will remain available on IFF’s website for one year.

About IFF

International Flavors & Fragrances Inc. (NYSE: IFF) is a leading global creator of flavors and fragrances used in a wide variety of consumer products. Consumers experience these unique scents and tastes in fine fragrances and beauty care, detergents and household goods, as well as beverages, sweet goods and food products. The Company leverages its competitive advantages of consumer insight, research and development, creative expertise, and customer intimacy to provide customers with innovative and differentiated product offerings. A member of the S&P 500 Index, IFF has more than 6,200 employees working in 32 countries worldwide. For more information, please visit our website at www.iff.com.

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995

This press release includes “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995, including statements regarding our outlook for the second quarter and full year 2015, and our ability to generate shareholder returns and sustain our long-term growth performance. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K filed with the Commission on March 2, 2015. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. With respect to the Company’s expectations regarding these statements, such factors include, but are not limited to: (1) volatility and increases in the price of raw materials, energy and transportation; (2) the economic and political risks associated with the Company’s international operations; (3) the Company’s ability to benefit from its investments and expansion in emerging markets; (4) fluctuations in the quality and availability of raw materials; (5) changes in consumer preferences and demand for the Company’s products or a decline in consumer confidence and spending; (6) the Company’s ability to implement its business strategy, including the achievement of anticipated cost savings, profitability, realization of price increases and growth targets; (7) the Company’s ability to successfully develop new and competitive products that appeal to its customers and consumers; (8) the impact of a disruption in the Company’s supply chain or its relationship with its suppliers; (9) the impact of currency fluctuations or devaluations in the Company’s principal foreign markets; (10) any adverse impact on the availability, effectiveness and cost of the Company’s hedging and risk management strategies; (11) the effects of any unanticipated costs and construction or start-up delays in the expansion of the Company’s facilities; (12) the Company’s ability to successfully execute acquisitions, collaborations and joint ventures; (13) the effect of legal and regulatory proceedings, as well as restrictions imposed on the Company, its operations or its representatives by U.S. and foreign governments; (14) adverse changes in federal, state, local and foreign tax legislation or adverse results of tax audits, assessments, or disputes; and (15) changes in market conditions or governmental regulations relating to our pension and postretirement obligations. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on the Company’s business. Accordingly, the Company undertakes no obligation to publicly revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

International Flavors & Fragrances Inc.
Consolidated Income Statement
(Amounts in thousands except per diluted share data)
(Unaudited)

	Three Months Ended March 31,

	2015	2014	% Change

Net sales	$774,907	$770,224	1%
Cost of goods sold	428,630	428,812	(0)%
Gross profit	346,277	341,412	1%
Research and development	63,462	61,504	3%
Selling and administrative	120,835	123,733	(2)%
Restructuring and other charges	187	122
Operating Profit	161,793	156,053
Interest expense	11,095	11,677
Other (income) expense, net	(5,710)	1,443
Pretax income	156,408	142,933	9%
Income taxes	28,150	36,226	(22)%
Net income	$128,258	$106,707	20%

Earnings per share - basic	$1.58	$1.31
Earnings per share - diluted	$1.57	$1.30

Average shares outstanding
Basic	80,654	81,053
Diluted	81,195	81,732

International Flavors & Fragrances Inc.
Condensed Consolidated Balance Sheet
(Amounts in thousands)
(Unaudited)

	March 31,	December 31,
	2015	2014
Cash & cash equivalents	$443,689	$478,573
Receivables	525,260	493,768
Inventories	536,465	568,729
Other current assets	249,696	168,957
Total current assets	1,755,110	1,710,027

Property, plant and equipment, net	692,008	720,268
Goodwill and other intangibles, net	750,201	752,041
Other assets	309,853	312,285
Total assets	$3,507,172	$3,494,621

Bank borrowings and overdrafts, and
current portion of long-term debt	$8,379	$8,090
Other current liabilities	478,941	510,718
Total current liabilities	487,320	518,808

Long-term debt	935,170	934,232
Non-current liabilities	512,585	518,892

Shareholders' equity	1,572,097	1,522,689
Total liabilities and shareholders' equity	$3,507,172	$3,494,621

International Flavors & Fragrances Inc.
Consolidated Statement of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net income	$128,258	$106,707
Adjustments to reconcile to net cash provided by operations:
Depreciation and amortization	19,985	22,830
Deferred income taxes	13,932	8,246
(Gain) loss on disposal of assets	34	(811)
Stock-based compensation	5,387	4,695
Pension contributions	(54,048)	(5,316)
Changes in assets and liabilities, net of Aromor acquisition:
Current receivables	(62,891)	(41,569)
Inventories	13,172	(591)
Accounts payable	(3,061)	(11,989)
Accruals for incentive compensation	(27,675)	(62,282)
Other current payables and accrued expenses	20,264	1,096
Changes in other assets/liabilities	(21,881)	13,977
Net cash provided by operating activities	31,476	34,993

Cash flows from investing activities:
Cash paid for acquisition, net of cash received (including $15 million of contingent consideration)	—	(102,400)
Additions to property, plant and equipment	(19,381)	(33,836)
Proceeds from life insurance contracts	—	12,308
Maturity of net investment hedges	—	(472)
Proceeds from disposal of assets	1,450	2,042
Net cash used in investing activities	(17,931)	(122,358)

Cash flows from financing activities:
Cash dividends paid to shareholders	(37,971)	(31,743)
Net change in revolving credit facility borrowings and overdrafts	265	1,309
Proceeds from issuance of stock under stock plans	227	913
Excess tax benefits on stock-based payments	8,597	315
Purchase of treasury stock	(10,660)	(20,122)
Net cash used in financing activities	(39,542)	(49,328)
Effect of exchange rates changes on cash and cash equivalents	(8,887)	(228)
Net change in cash and cash equivalents	(34,884)	(136,921)
Cash and cash equivalents at beginning of year	478,573	405,505
Cash and cash equivalents at end of period	$443,689	$268,584

International Flavors & Fragrances Inc.
Business Unit Performance
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Net Sales
Flavors	$377,108	$366,505
Fragrances	397,799	403,719
Consolidated	774,907	770,224

Segment Profit
Flavors	92,727	88,063
Fragrances	81,598	87,166
Global Expenses	(11,564)	(16,435)
Restructuring and other charges, net	(187)	(122)
Acquisition and related costs	(500)	—
Operational improvement initiative costs	(281)	(2,619)
Operating profit	161,793	156,053

Interest Expense	(11,095)	(11,677)
Other income, net	5,710	(1,443)
Income before taxes	$156,408	$142,933

Operating Margin
Flavors	24.6%	24.0%
Fragrances	20.5%	21.6%
Consolidated	20.9%	20.3%

International Flavors & Fragrances Inc.
Sales Performance by Region and Category
(Unaudited)

		First Quarter 2015 vs. 2014
		Percentage Change in Sales by Region of Destination
		Fine Fragrances	Consumer Fragrances	Ingredients	Total Frag.	Flavors	Total

North America	Reported	-14%	5%	-20%	-6%	10%	2%

EAME	Reported	-13%	-1%	-8%	-7%	-4%	-6%
	Currency Neutral	-1%	13%	0%	6%	9%	7%

Latin America	Reported	-1%	13%	1%	9%	15%	11%
	Currency Neutral	2%	16%	-4%	11%	21%	14%

Greater Asia	Reported	36%	2%	8%	3%	0%	2%
	Currency Neutral	38%	3%	17%	6%	4%	5%

Total	Reported	-10%	4%	-8%	-1%	3%	1%
	Currency Neutral	-2%	9%	-2%	5%	9%	6%

Note: Beginning this quarter, we refer to “currency neutral,” instead of “local currency.” The change is solely a change in terminology and the underlying calculation of the measure remains the same.

Currency neutral sales growth is calculated by translating prior year sales at the exchange rates used for the corresponding 2015 period.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
Foreign Exchange Impact
(Unaudited)

	Sales	Operating Profit	EPS
% Change - Reported (GAAP)	1%	4%	21%
Items Impacting Comparability	0%	-2%	-11%
% Change - Adjusted (Non-GAAP)	1%	2%	10%
Currency Impact	5%	7%	3%
% Change - Currency Neutral (Adjusted)	6%	10%*	13%

* The sum of these items do not foot due to rounding.

Note: Beginning this quarter, we refer to “currency neutral,” instead of “local currency.” The change is solely a change in terminology and the underlying calculation of the measure remains the same.

Currency neutral sales growth is calculated by translating prior year sales at the exchange rates used for the corresponding 2015 period.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands)
(Unaudited)

The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

		First Quarter 2015
		Items Impacting Comparability

		Reported (GAAP)	Restructuring and Other Charges		Operational Improvement Initiative Costs		Tax Settlements		Acquisition and Related Costs		Adjusted (Non-GAAP)

Net Sales		774,907
Cost of Goods Sold		428,630			(281)	(b)
Gross Profit		346,277			281						346,558
Research and Development		63,462
Selling and Administrative		120,835							(500)	(d)	120,335
RSA Expense		184,297
Restructuring and other charges, net		187	(187)	(a)
Operating Profit		161,793	187		281				500		162,761
Interest Expense		11,095
Other Income, net		(5,710)
Income before taxes		156,408	187		281				500
Taxes on Income		28,150	66		70		10,478	(c)	175		38,939
Net Income		128,258	121		211		(10,478)		325		118,437

Earnings per share - diluted		$1.57	$—		$—		$(0.13)		$—		$1.45	(e)

	(a)	Costs related to the Fragrance Ingredients Rationalization.
	(b)	Related to a partial plant closing in Asia.
	(c)	Settlements due to favorable tax rulings in jurisdictions for which reserves were previously recorded for ongoing tax disputes.
	(d)	Related to the acquisition of Henry H. Ottens Manufacturing Co., Inc. Ottens Flavors.
	(e)	The sum of these items do not foot due to rounding.

		First Quarter 2014
		Items Impacting Comparability

		Reported (GAAP)	Restructuring and Other Charges		Operational Improvement Initiative Costs		Adjusted (Non- GAAP)

Net Sales		770,224
Cost of Goods Sold		428,812	(2,250)	(a)	(369)	(b)
Gross Profit		341,412	2,250		369		344,031
Research and Development		61,504
Selling and Administrative		123,733
RSA Expense		185,237
Restructuring and other charges, net		122	(122)
Operating Profit		156,053	2,372		369		158,794
Interest Expense		11,677
Other Income, net		1,443
Income before taxes		142,933	2,372		369
Taxes on Income		36,226	831		90		37,147
Net Income		106,707	1,541		279		108,527

Earnings per share - diluted		$1.30	$0.02		$—		$1.32

	(a)	Costs related to the Fragrance Ingredients Rationalization.
	(b)	Related to plant closing in Europe and partial closing in Asia.

CONTACT:
International Flavors & Fragrances Inc.
VP, Global Corporate Communications & Investor Relations:
Michael DeVeau, 212-708-7164